Exhibit 99.1

Company Overview Evolution and Outlook Fall 2022 Investor Presentation

Forward Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations as to future events. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, and many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; fluctuations in public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil, and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (for example, spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions or the nature or level of activity in any one or more of the markets or industries in which the Company or its customers are engaged; severe weather conditions (such as winter storms, tornados and hurricanes) and their effects on our facilities, operations and contractual arrangements with third parties; competition; cyber-attacks or data security breaches; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; the availability of acquisitions or other growth opportunities that meet our financial return standards and fit our strategic focus; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions; and changes in interest rates and the resulting effects on the Company and demand for our products. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) or the cost of our raw materials could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on economic conditions, capital and financial markets. Any resurgence of the COVID-19 pandemic and responses thereto may disrupt our business operations or have an adverse effect on demand for our products. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations. 2

Eagle Materials Company Overview

- Founded in 1963 as a subsidiary of Centex Corp.
  - In 2004, Centex spun off Centex Construction Products which became Eagle Materials Inc. (NYSE: EXP)
- Two primary business lines: Portland cement and gypsum wallboard
  - Basic building products used in construction: primarily in infrastructure, residential, repair and remodel, and to a lesser degree non-residential
- Well-recognized as a low-cost producer through cycles
  - 100% of revenues are generated within the US
- Geographically diverse across the US heartland and sunbelt with 70 production facilities
  - No one customer accounts for more than 5% of revenue; top 10 customers represent less than 30%

Revenue (FYE March 31, $ in millions)


$1,404
$1,623
$1,862
FY20
FY21
FY22

Adjusted EBITDA[1] & Margin (FYE March 31, $ in millions)


$471
$571
$657
34%
35%
35%
FY20
FY21
FY22

[1] Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures; Margin is calculated as Adjusted EBITDA divided by Revenue; see appendix for reconciliation

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Who We Are We Manufacture Necessities Not Luxuries • Our two major product lines are Portland Operating Earnings + DD&A by Segment cement (“Heavy” materials) and gypsum for FYE Mar-22 ($ in millions) wallboard (“Light” materials), today proportionately 55/45 Gypsum Wallboard $284 • Both building products have essential roles in Recycled the growth and renewal of America 42% Paperboard $27 4% • We strategically operate with limited vertical Concrete and 4% Aggregates integration, e.g., meaning distribution and $28 ready-mix concrete 50% • We own virtually all our raw material and Cement $339 enjoy relative self-sufficiency with many decades of supply that is highly proximate to our production facilities 4

Eagle Materials: Financial Evolution In Millions, Annual at March Year-End 2011 (Trough) 2022 Revenue From a balanced sales Heavy (Cement + Con/Agg) $270 $1,184 Light (Wallboard + Paperboard) 309 886 contribution a decade ago to a greater heavy 579 2,070 contribution today Operating Earnings + DD&A Heavy 65 367 A balanced earnings Light 44 311 contribution 109 678 Book Value of Assets Heavy 357 1,950 Light 587 578 “Heavy” includes cement, concrete and aggregates, cement intersegment revenue as well as our proportionate share of JV 5 “Light” includes wallboard and paperboard and paperboard intersegment revenue

Comparative on Building Products EBITDA Margins

Last Twelve Months (Reported)



11.7%
12.4%
16.9%
22.7%
13.6%
19.2%
23.9%
28.0%
32.1%
Specialty Distribution
Lumber-Related Distribution
Residential Manufacturing
Non-Residential Manufacturing
Arcosa
Summit Materials
Vulcan Materials
Martin Marietta Materials
Eagle Materials

Annual ROIC, Latest Reported Fiscal Year

Specialty Distribution	Lumber-Related Distribution	Residential Manufacturing	Non-Residential Manufacturing	Arcosa	Summit Materials	Vulcan Materials	Martin Marietta Materials	Eagle Materials
12.2%	33.5%	10.3%	13.7%	2.9%	4.4%	6.6%	6.7%	16.6%

Source: Factset as of Aug-2022; EBITDA Margin is a non-GAAP measure

Specialty Distribution includes: Ferguson, Pool Corp., Watsco, Reece Limited, TopBuild Corp., Beacon Roofing Supply, Siteone Landscape Supply, Core & Main, GMS, Installed Building Products and Hillman Solutions. Lumber-Related Distribution includes: Builders FirstSource, UFP Industries, Boise Cascade and BlueLinx Holdings. Residential Manufacturing includes: Masco, James Hardie, Fortune Brands, Owens Cornings, Mohawk Industries, Trex, Louisiana-Pacific, Simpson Manufacturing, Hayward Holdings, AZEK, Griffon, JELD-WEN, Masonite, Skyline Champion, Janus International, PGT Innovations, Cavco Industries, Latham Group, American Woodmark and Quanex Building Products. Non-Residential Manufacturing includes: Carlisle Companies, Advance Drainage Systems, Lennox International, Atkore, Armstrong World Industries, Interface, Tecnoglass and Apogee Enterprises.

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End-Use Applications

US Building Code and Specification Driven

Cement is the essential binding material in concrete which has

- Unrivaled strength, durability, longevity and resilience
- Energy efficiency
- Doesn't burn, rust or rot
- Malleable at the jobsite
- Few practical cement substitutes, and some substitutes have diminishing availability, e.g., fly ash
- Provides comparable if not superior performance in terms of embodied carbon, resilience, safety, and climate adaptability when compared with other building materials

Concrete is the most used building material in the world, and one that is critical for sustainable development

Cement Applications	US End-Use Segments	***Wallboard Applications***
~30%	**Residential Construction and Repair and Remodeling**	**~80%**
~50%	**Infrastructure, Roads and Bridges**	~0%
~20%	**Non-Residential Construction**	~20%

The water molecule imbedded in gypsum **wallboard** chemistry provides an inherent fire resistance benefit that is essential in meeting US construction specifications

There are few practical substitutes, and wallboard is not generally imported to the US from offshore

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Cement US Heartland System Strategic Geographic Focus, Away from US Coastlines (Imports) Plants and Capacities1 (ST2 thousands) Texas Lehigh (50%) 720 Illinois Cement 1,100 Mountain Cement 800 Nevada Cement 550 Central Plains Kansas City 1,300 Central Plains Tulsa 900 Fairborn Cement 980 Kosmos Cement 1,800 8,150 1 Represents cement grinding production capacity; generally, a plant’s cement grinding production capacity is greater than its clinker production capacity 8 2 One short ton equals 2,000 pounds Eagle Cement Plants Eagle Cement Terminals

US Cement Consumption and Clinker Capacity Million Metric Tons 120,000 US Clinker Capacity 100,000 New capacity — and 80,000 capacity expansion — is constrained due to regulation (NESHAP) 60,000 Imports will be required 40,000 again to meet demand 20,000 0 2016 2017 2018 2019 2020 2021 Public Residential Nonresidential Other Source: Portland Cement Association 9

Gypsum Wallboard and Paperboard System

US Sunbelt Strategic Geographic Focus



West of Mississippi River
Natural Gypsum
East of Mississippi River
Synthetic Gypsum
Gypsum, CO
700 MMSF
Duke, OK
1,300 MMSF
Albuquerque, NM
425 MMSF
Georgetown, SC
900 MMSF
Bernalillo, NM
550 MMSF
Lawton, OK
390,000 tons
paperboard
AMERICAN GYPSUM
REPUBLIC Paperboard Company, LLC

Total Wallboard Design Capacity
~ 4 Billion SF

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Gypsum Wallboard US Demand is Closely Linked with Housing 1400 48 New Home Sales (000) 1200 42 Wallboard Shipments (BSF) 36 1000 30 800 24 600 18 400 12 200 6 0 0 1980 1985 1990 1995 2000 2005 2010 2015 2020 Source: Census Bureau, Gypsum Association 11

Eagle Materials Strategy Since 2010

Strategy and Investment Directions

		Results
Heavy Side Cement and Con/Agg	*Growth* • Cement • Aggregates	✓ Tripled Cement capacity through acquisitions ✓ Achieved scale materiality ✓ Largest US-only player ✓ Bolt-on aggregates acquisitions
Light Side Wallboard and Paperboard	*Improvement* • Brownfield paper expansion	✓ Remained profitable each year throughout the deepest and longest construction recession in US history ✓ Benchmark margin performance ✓ Benchmark customer satisfaction ✓ Benchmark safety performance ✓ Secure raw materials for 40 years+ ✓ Improved paper capabilities, increasing capacity from 270,000 tons to 390,000+

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Macroeconomic Fundamentals Future Determinants of Profitability Favorable for Eagle Businesses Heavy Side Light Side Winning US Heartland Strategy, Reasons Why Future Cycles May Different Than International Be More Favorable Than Past + Supply + Demand + Substitutes + Structure + Sustainability + Imports + Logistics 13

Eagle Materials Capital Allocation $1.9 Billion Over the Last Three Years Capital Allocation Priorities Remain Unchanged — Investments in Profitable Strategic Growth Opportunities — Investments to Maintain and Improve Existing Assets — Return of Cash to Shareholders through Share Repurchases and Dividends 43% Heavy-Side Growth and Improvement (e.g., Cement Acquisitions) 50% Return of Cash to Shareholders 7% Light-Side Improvement (e.g., Paperboard Expansion) Note: Includes Fiscal year 2020, 2021 and 2022; excludes divested business units 14

Well-Managed Capital Structure Net Debt/Adj. EBITDA Below 2x (with Exception of Temporary Increase For the Kosmos Acquisition) Kosmos Acquisition 3.1x Plan was implemented to quickly reduce leverage post-acquisition 1.5x 1.5x 1.5x 1.4x 1.4x 1.3x 1.3x 1.3x FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 Net Debt and Adjusted EBITDA are non-GAAP measures; see appendix for reconciliation 15

Environmental Agenda Summary and Goals Roadmap 16

Environmental Not Only Compliance But Improvement Notwithstanding our growth in cement (growing our asset base 3x over recent years) … … we have continued to make significant progress in reducing our per unit CO2 emissions – on our journey to carbon neutrality for the value chain Note: Eagle Materials CO2 intensity has been independently reviewed and verified by a third-party environmental consultancy (SLR Consulting, headquartered in the UK) 17

First Quarter Fiscal 2023 Results

First Quarter Fiscal 2023 Financial Highlights Delivered record results Revenue Diluted EPS In millions $561 $2.75 $476 18% $2.25 22% 2022 2023 2022 2023 FISCAL Q1 FISCAL Q1 INCREASE DRIVEN BY: INCREASE REFLECTS: — Higher Cement and Wallboard sales prices — Robust price improvement across all products — Increased Wallboard sales volume — Reduced share count due to share buybacks 19

First Quarter Fiscal 2023 Strategic Highlights Executed on market opportunities — Pricing actions helped mitigate increased energy costs — Expanded footprint with acquisition of concrete and aggregates business in northern Colorado, already contributing this quarter Returned $119 million to shareholders — Repurchased approximately 884,000 shares for $110 million — Paid quarterly dividend of $0.25 per share 20

Appendix

Adjusted EBITDA Reconciliation

$ in millions, Fiscal Year Ending March 31

	FY 20	FY 21	FY 22
Net Earnings, as reported	$ 71	$ 339	$ 374
(Earnings) from Discontinued Operations	160	(5)	–
Income Tax Expense	25	90	101
Interest Expense	38	44	31
Depreciation, Depletion and Amortization	102	129	129
EBITDA from Continuing Operations	$ 396	$ 597	$ 635
Impairment Losses[1]	25	–	–
Paper Mill Expansion Costs[2]	5	–	–
Gain on Sale of Businesses	–	(52)	–
Business Development Costs[3]	18	7	–
Kosmos outage and purchase accounting[4]	7	4	–
Loss on Early Retirement of Senior Notes	–	–	8
Stock-based Compensation	20	15	14
Adjusted EBITDA from Continuing Operations	$ 471	$ 571	$ 657

We present Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA to provide more consistent comparison of operating performance from period to period. EBITDA is a non-GAAP financial measure that provides supplemental information regarding the operating performance of our business without regard to financing methods, capital structures or historical cost basis. Adjusted EBITDA is also a non-GAAP financial measure that excludes the impact from non-routine items, such as purchase accounting (Non-routine Items) and stock-based compensation. Management uses EBITDA and Adjusted EBITDA as alternative bases for comparing the operating performance of Eagle from period to period and for purposes of its budgeting and planning processes. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as an alternative to net income, cash flow from operations or any other measure of financial performance in accordance with GAAP. The table beside shows the calculation of EBITDA and Adjusted EBITDA and reconciles them to net earnings in accordance with GAAP for the fiscal years ended March 31, 2022, 2021 and 2020.

[1] Represents asset impairment losses related to retained Frac Sand assets recorded in fiscal 2020, primarily property
[2] Represents the impact of an outage at the Republic Paperboard paper mill associated with the mill expansion
[3] Represents non-routine expenses associated with acquisitions and other strategic transactions
[4] Represents the expenses of the annual maintenance outage at the Kosmos Cement Business which occurred shortly after the acquisition on March 6, 2020, and the impact of purchase accounting on inventory costs

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Reconciliation of Net Debt to Adjusted EBITDA $ in millions, Fiscal Year Ending March 31 GAAP does not define “Net Debt” and it should FY 20 FY 21 FY 22 not be considered as an alternative to cash flow Total debt, excluding debt issuance costs $ 1,575 $ 1,015 $ 950 or liquidity measures defined by GAAP. We define Net Debt as total debt minus cash and Cash and cash equivalents 119 264 19 cash equivalents to indicate the amount of total debt that would remain if the Company applied Net Debt $ 1,456 $ 751 $ 931 the cash and cash equivalents held by it to the payment of outstanding debt. The Company also uses “Net Debt to Adjusted EBITDA,” which it defines as Net Debt divided by Adjusted EBITDA Adjusted EBITDA from Continuing Operations $ 471 $ 571 $ 657 from Continuing Operations, as a metric of its current leverage position. We present this metric Net Debt to Adjusted EBITDA 3.1x 1.3x 1.4x for the convenience of the investment community and rating agencies who use such metrics in their analysis, and for investors who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions. 23